Exhibit 10.1(B)

AMENDMENT NO. 3 TO
SPONSORED RESEARCH AGREEMENT

This Amendment No. 3 to Sponsored Research Agreement (this “Amendment No. 3”) is entered into and made effective as of May 2, 2017 (the “Amendment No. 3 Effective Date”) by and between Juno Therapeutics, Inc., (“Sponsor”), a Delaware corporation, and Seattle Children’s Hospital d/b/a Seattle Children’s Research Institute (“Institute”), a Washington nonprofit corporation.
RECITALS
WHEREAS, Sponsor and Institute have previously entered into a Sponsored Research Agreement dated February 13, 2014 (the “Original Agreement”), as modified and amended by that certain Amendment No. 1 to the Sponsored Research Agreement dated April 1, 2015 (“Amendment No. 1”) and that certain Amendment No. 2 to the Sponsored Research Agreement dated March 31, 2017 (“Amendment No. 2,” together with the Original Agreement and Amendment No. 1, the “Agreement”); and
WHEREAS, the parties wish to further amend the Agreement under the terms and conditions herein.
NOW, THEREFORE, the parties hereby agree as follows:
1.Survival of Agreement Terms. Except as expressly provided for herein below, all terms and conditions of the Agreement remain unchanged and in full force and effect. In the event of any conflict between the terms and conditions of this Amendment No. 3 and the Agreement, the terms and conditions set forth in this Amendment No. 3 shall control with respect to the subject matter hereof.
2.Section 4(b)(i). Section 4(b)(i) of the Agreement is hereby deleted in its entirety and replaced with the following
“4(b). Research Results.
(i)The term “Research Results” is defined to mean: all data and results generated and recorded by Institute or anyone under Institute’s control in the course of performing the Research (other than Improvements, Other Inventions and Biological Materials which are addressed in Section 9 of this Agreement). For clarity, the term “Research Results” includes any such data and results generated at any time following [***], and notwithstanding such clarification, the obligations of Sections 4(b)(ii) – 4(b)(vii) apply to the parties on and after [***].”
3.Miscellaneous. This Amendment No. 3 and all attachments contain the entire Amendment No. 3 between the parties as to its subject matter. This Amendment No. 3 may be executed in two or more counterparts, each of which will be deemed an original and all which together will constitute one and the same Amendment No. 3. This Amendment No. 3 may be delivered by facsimile transmission or electronic mail, and such copies of executed signature pages will be binding as originals. This Amendment No. 3 may not be altered, amended or modified in any way except by a writing (excluding email or similar electronic transmissions) signed by the authorized representatives of both parties. This Amendment No. 3 will be governed by, interpret and enforced in accordance with the laws of the State of Washington, without regard to conflicts of laws.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be executed by their respective duly authorized representatives effective as of the Amendment No. 3 Effective Date.

JUNO THERAPEUTICS, INC.	SEATTLE CHILDREN’S HOSPITAL D/B/A SEATTLE CHILDREN’S RESEARCH INSTITUTE
By: /s/ Christian Hordo	By: /s/ Erik M. Lausund
Name: Christian Hordo C	Name: Erik M. Lausund
Title: VP BD	Title: Vice President Research Operations & Logistics
Date: May 3, 2017	Date: May 2, 2017

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